Exhibit 99.1

Zynex Reports Preliminary First Quarter 2022 Results and Provides Business Update

ENGLEWOOD, CO – April 8, 2022 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced preliminary results for first quarter 2022, affirming guidance for revenue, EBITDA and order growth.

"We are reporting preliminary and unaudited revenue for the first quarter of $30.5 to $31.5 million and adjusted EBITDA between $3.0 and $4.0 million," said Thomas Sandgaard, CEO of Zynex. "Our Q1 2022 revenue estimate is approximately 26% higher than Q1 2021 and adjusted EBITDA is estimated to increase approximately 900% year over year."

The Company reiterates its full year 2022 guidance of $150 to $170 million in revenue and adjusted EBITDA between $25 and $35 million.

"The pain management division saw Q1 order growth of 3% year over year with 15% fewer sales reps. This relatively modest growth is a direct result of constraints in our ability to recruit new sales reps in the continually tightened labor force. We trimmed our sales force during the second half of 2021 and focused heavily on improving productivity to offset a deceleration in sales rep onboarding. The increased emphasis on sales productivity is evident; March 2022 reflected the highest number of orders in the Company's history. Cash collections remain strong, including collections from commercial health insurance providers, as well as UHC. Knee braces were recently added to the product portfolio and are already adding significant volume to our orders."

The Zynex monitoring solutions division (ZMS) moved into an 84,000 square foot building across from the current company headquarters to accommodate Kestrel Labs' integration, a process completed during Q1. ZMS is incurring rapid hiring of engineering, clinical research, production, and support personnel to enable projected growth. Pipeline products include the non-invasive CM-1600 blood and fluid monitor, the NiCo laser-based co-oximetry, the HemeOx hemoglobin monitor, and a monitoring device to enable early detection of sepsis.

The CM-1600 device is awaiting FDA 510(k) clearance, and Zynex expects to respond to FDA comments throughout Q2 while ramping up manufacturing capabilities of the product. Clinical studies validating the CM1600 are ongoing, with a 200 patient study at Wake Forest University focusing on the detection of post-operative hemorrhagic blood loss having just been conducted. Additional validation studies at Yale Medicine and DeVita Kidney Care were completed with positive results. A peer-reviewed publication from Wake Forest University is in progress and expected to be published in the coming months. Additional studies will begin in the second and third quarters of 2022 and will focus on significant blood/fluid changes and complex clinical scenarios.

"We look forward to leveraging Zynex's continued strength in both divisions and are pleased with performance and inflection through the first quarter," said Sandgaard.

About Zynex, Inc.
Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation as well as developing noninvasive patient fluid, pulse oximetry and sepsis monitoring systems. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group

Investor Relations Counsel
ir@zynex.com